UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2023

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Parker-Hannifin Corporation (the “Company”) on October 30, 2023 (the “Original Form 8‑K”). The Original Form 8-K was filed with the U.S. Securities and Exchange Commission (the “SEC”) to report the results of the matters submitted to a vote of the shareholders at the 2023 Annual Meeting of Shareholders held on October 25, 2023 (the “2023 Annual Meeting”). The sole purpose of this Amendment is to update disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, in the Original Form 8-K. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security
As previously disclosed in the Original Form 8-K, at the 2023 Annual Meeting, in a non-binding, advisory vote, the Company’s shareholders, consistent with the recommendation of the board of directors of the Company (the “Board”), voted in favor of holding future non-binding, advisory votes on the compensation paid to the Company’s named executive officers (“say-on-pay”) every year. In accordance with this result and its previous recommendation, the Board determined that the Company intends to hold future say-on-pay votes every year until the next required vote on the frequency of such say-on-pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION
Date:	March 21, 2024	By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President, General Counsel and Secretary